Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Senior Vice President – Investor Relations

(813) 552-2927

KFORCE INC. REPORTS QUARTERLY AND ANNUAL REVENUE AND EARNINGS

TAMPA, FL – February 7, 2006 – Kforce Inc. (NASDAQ: KFRC), a professional staffing firm, today announced results for the fourth quarter and year of 2005. Revenues for the quarter ended December 31, 2005 were $203.6 million compared to $190.2 million for the quarter ended December 31, 2004 and $207.3 million for the quarter ended September 30, 2005. Revenues for the twelve months ended December 31, 2005 of $802.3 million were $140.8 million or 21.3% greater than for the same period last year of $661.5 million. The Firm reported net income for the fourth quarter of 2005 of $6.9 million or 17 cents per share. Net income for the twelve months ended December 31, 2005 of $22.3 million was $2.7 million less than net income for the same period last year of $25.0 million, due to the effect in 2004 of the reversal of a valuation reserve on the Firm’s net deferred tax assets totaling $19.3 million. Earnings before taxes for the twelve months ended December 31, 2005 of $37.2 million increased 224% over the same period last year of $11.5 million. After-tax earnings per share for the twelve months ended December 31, 2005 totaled 55 cents.

“We are pleased with our fourth quarter results which, we believe, again demonstrate the Firm’s operating leverage and our ability to improve pricing as demonstrated by another sequential improvement in our flex gross margin and earnings per share. We believe that we can continue to migrate the Firm’s flex revenue footprint to higher margin business, and are accelerating our hiring of permanent placement associates as the staffing cycle dynamics remain positive. We believe that our ability to generate cash flows from operations of $22.3 million in the fourth quarter, which are the highest quarterly cash flows from operations in the Firm’s history, and our strong balance sheet will enable the Firm to capitalize on opportunities to accelerate our growth,” said David L. Dunkel, Kforce’s Chairman and Chief Executive Officer.

Mr. Dunkel continued; “We were pleased to finalize the acquisition of Pinkerton Computer Consultants, Inc. in January and join forces with highly talented field professionals whom we are welcoming to the Kforce family. We believe the combination provides us additional opportunities in federal prime contracting and further solidifies our strong presence in the Northeast.”

William L. Sanders, President said; “We continued to make progress during the fourth quarter, with each business segment experiencing growth in revenues on a billing day basis. We are particularly proud to have hit another all time high on a revenue per billing day basis. Our sustained improvement in productivity and strong execution resulted in the following operating highlights:

•	Revenues increased to $3.338 million per billing day in Q4 ‘05 from $3.239 million for Q3 ‘05 and $ 3.068 million for Q4 ‘04.

•	Flex revenue per billing day for Q4 ‘05 of $3.118 million is 3.3% higher than Q3 ‘05 and 8.3% higher than Q4 ‘04.

•	Gross Profit increased by 20 basis points to 33.2% in Q4 ‘05 from 33.0% in Q3 ‘05 and has improved 160 basis points year-over-year from 31.6% in Q4 ‘04.

•	Flex Gross Profit increased by 40 basis points to 28.5% in Q4 ‘05 driven by continued improvement in spread between bill rate and pay rate. Flex GP has improved 140 basis points from Q4 ‘04.

•	Year over year 10.8% improvement in gross profit per person and a 5.5% improvement in revenue per person.”

Continued Mr. Sanders, “We are pleased to announce that Steve McMahan was promoted to Chief Sales Officer with direct responsibility for sales support groups including: National Champions, National Accounts, Proposal Services, Marketing, Communications, Training and the National Recruiting Center. Steve has demonstrated great success with over 26 years with our Firm.”

Joe Liberatore, Chief Financial Officer added; “Overall, positive operating trends for the Firm continued in Q4 2005, reflective of our improving profitability. We continue to make excellent progress toward achieving our target earnings before taxes of 8-10% of revenues. Earnings before taxes of $11.4 million for the quarter were 5.6% of revenues and have improved 300 basis points from 2.6% in Q4 2004.

Financial highlights for Q4 include:

•	Revenue of $203.6 million represents a 1.8% sequential decline (3.0% increase on a billing day basis) over Q3 ‘05 and a 7.0% year-over-year growth (8.8% increase on a billing day basis) over Q4 ‘04 and was in the range of our expectations of $203 million - $208 million.

•	Search revenue of $13.4 million declined sequentially by 5.1%. Year over year growth for search was 14.5%. For the year of 2005 compared to 2004, search increased 32.6%.

•	The Firm’s financial results continue to improve as EBITDA in Q4 ‘05 was 7.2% of revenue versus 4.0% in Q4 ‘04 and Operating Income was 5.8% of revenue versus 2.9% in Q4 ‘04.

•	EBITDA in Q4 ‘05 of $14.7 million, or $.36 per share, increased 95.1% year-over-year from $7.5 million, or $.19 per share in Q4 ‘04.

•	Operating expense as a % to revenue was 27.4% for Q4 ‘05, which matches results from Q3 ‘05 and is 120 basis points lower than Q4 ‘04.

•	DSO in AR increased to 37.0 days in Q4 ‘05 from 36.4 days in Q3 ‘05, and AR over 60 days past due remained at the low level of 3.9% of total receivables.

•	Cash flow continued to be strong in the quarter. At the end of the fourth quarter, cash on hand totaled $37.1 million and bank debt outstanding under our credit facility totaled $35 million.”

Mr. Liberatore continued; “Looking forward to the first quarter, we believe revenues may be in the $222 million to $228 million range. First quarter’s earnings will be affected by the historical peak of payroll taxes and the acquisition expenses and redundant costs to integrate Pinkerton. Therefore we expect earnings per share for Q1 of 11 to 14 cents which reflects approximately 41 million weighted average diluted shares outstanding.”

Kforce will host a conference call today to discuss these results. The call will begin at 5:00 p.m. EST. The dial-in number is 888-593-6050 (please request to be connected to the Kforce Earnings Call). The replay of the call will be available from 7:00 p.m. EST Tuesday, February 7 through February 21, 2006, by dialing 888-203-1112, passcode 5489487.

It will also be Webcast live at www.kforce.com (select “Investor Relations”) and will be available for Webcast replay until March 7, 2006.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About Kforce

Kforce (NASDAQ: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of technology, finance & accounting, and health and life sciences. Backed by more than 1,700 staffing specialists, Kforce operates with 75 offices in 44 markets in North America. For more information, please visit our Web site at www.kforce.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Health and Life Sciences, Finance and Accounting and Technology groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that the above estimates of revenues and earnings per share will be achieved. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future integration of Pinkerton Computer Consultants and Kforce and the leveraging of Pinkerton professionals are forward-looking statements. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Quarter Ended
	December 31, 2005	September 30, 2005	December 31, 2004
Revenue by Function:
Technology	$93,890	$95,074	$86,497
Finance/Accounting	61,691	63,058	61,537
Health and Life Sciences	48,021	49,161	42,185

Total Revenue	203,602	207,293	190,219

Revenue by Time:
Perm	13,387	14,107	11,690
Flexible	190,215	193,186	178,529

Total Revenue	203,602	207,293	190,219

Cost Of Sales	136,094	138,904	130,179

Gross Profit	67,508	68,389	60,040
GP %	33.2%	33.0%	31.6%
Flex GP %	28.5%	28.1%	27.1%

Selling, General & Admin.	53,438	54,584	52,715
Deprec. & Amort.	2,312	2,194	1,776

Income from Operations	11,758	11,611	5,549

Other Expense	340	477	540

Earnings Before Taxes	11,418	11,134	5,009

Income Tax Expense (Benefit)	4,558	4,421	(12,636)

Net Income	$6,860	$6,713	$17,645

Earnings Per Share - Diluted	$0.17	$0.17	$0.45
EBITDA Per Share	$0.36	$0.35	$0.19
Shares Outstanding - Diluted	41,015	40,447	39,139

EBITDA	14,708	14,202	7,539

Selected Cash Flow Information:
Credit (Recovery) Expense	$(531)	$274	$819
Capital Expenditures	$2,955	$1,921	$3,290

Selected Balance Sheet Information:
Total Cash and Short-term Investments	$37,104	$2,118	$363
Accounts Receivable, less allowances	$99,354	$110,057	$90,682
Total Assets	$324,746	$305,554	$273,195
Bank Debt	$35,000	$22,000	$34,100
Other Current Liabilities	$62,434	$65,339	$55,063
Other Long-Term Liabilities	$16,610	$15,684	$13,263
Total Stockholders’ Equity	$210,702	$202,531	$170,769

Other Information:
Billing Days	61	64	62

Kforce Inc.

Key Statistics

(Unaudited)

	Q4 2005	Q3 2005	Q4 2004
Total Firm
Flex Revenue (000’s)	$190,215	$193,186	$178,529
Revenue per billing day (000’s)	$3,118	$3,019	$2,879
Sequential Flex Revenue Change	-1.5%	4.7%	0.6%
Hours (000’s)	4,088	4,225	4,342
Flex GP %	28.5%	28.1%	27.1%

Search Revenue (000’s)	$13,387	$14,107	$11,690
Placements	1,081	1,130	1,026
Average Fee	$12,457	$12,447	$11,477
Billing days	61	64	62

Technology
Flex Revenue (000’s)	$89,544	$90,281	$82,983
Revenue per billing day (000’s)	$1,467	$1,411	$1,338
Sequential Flex Revenue Change	-0.8%	2.6%	-3.9%
Hours (000’s)	1,478	1,473	1,437
Flex GP %	26.8%	26.9%	25.9%

Search Revenue (000’s)	$4,346	$4,793	$3,514
Placements	288	334	270
Average Fee	$15,092	$14,371	$13,197

Finance and Accounting
Flex Revenue (000’s)	$53,970	$54,998	$54,337
Revenue per billing day (000’s)	$885	$859	$876
Sequential Flex Revenue Change	-1.9%	6.5%	7.7%
Hours (000’s)	1,666	1,767	2,006
Flex GP %	30.6%	29.5%	28.4%

Search Revenue (000’s)	$7,721	$8,060	$7,200
Placements	677	689	671
Average Fee	$11,490	$11,615	$10,788
Health & Life Sciences
Flex Revenue (000’s)	$46,701	$47,907	$41,209
Revenue per billing day (000’s)	$766	$749	$665
Sequential Flex Revenue Change	-2.5%	6.5%	1.5%
Hours (000’s)	944	985	899
Flex GP %	29.1%	28.7%	27.7%

Search Revenue (000’s)	$1,320	$1,254	$976
Placements	116	107	85
Average Fee	$11,357	$11,713	$11,454

Kforce Inc.

Key Statistics - Health & Life Sciences

(Unaudited)

	Q4 2005	Q3 2005	Q4 2004
Healthcare-Nursing
Flex Revenue (000’s)	$9,677	$11,088	$10,352
Revenue per billing day (000’s)	$159	$173	$167
Sequential Flex Revenue Change	-12.7%	0.8%	-3.7%
Hours (000’s)	231	285	251
Flex GP %	27.1%	27.0%	25.5%

Search Revenue (000’s)	$87	$116	$149
Placements	10	10	17
Average Fee	$8,675	$11,415	$8,771

Health Information Mgmt
Flex Revenue (000’s)	$9,689	$9,780	$7,548
Revenue per billing day (000’s)	$159	$153	$122
Sequential Flex Revenue Change	-0.9%	18.6%	0.5%
Hours (000’s)	148	150	127
Flex GP %	34.6%	32.8%	29.3%

Search Revenue (000’s)	$132	$48	$139
Placements	12	5	8
Average Fee	$10,985	$9,532	$17,400

Clinical Research
Flex Revenue (000’s)	$19,201	$18,731	$14,949
Revenue per billing day (000’s)	$315	$293	$241
Sequential Flex Revenue Change	2.5%	7.1%	8.1%
Hours (000’s)	271	249	207
Flex GP %	28.1%	28.2%	29.1%

Search Revenue (000’s)	$669	$477	$438
Placements	39	29	29
Average Fee	$17,165	$16,449	$15,033

Scientific
Flex Revenue (000’s)	$8,134	$8,308	$8,360
Revenue per billing day (000’s)	$133	$130	$135
Sequential Flex Revenue Change	-2.1%	0.6%	-1.7%
Hours (000’s)	294	301	314
Flex GP %	27.3%	27.2%	26.5%

Search Revenue (000’s)	$432	$613	$250
Placements	55	63	31
Average Fee	$7,823	$9,751	$8,043

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Year Ended
	December 31, 2005	December 31, 2004
Revenue by Function:
Technology	$370,780	$305,995
Finance/Accounting	243,707	195,469
Health and Life Sciences	187,778	159,987

Total Revenue	802,265	661,451

Revenue by Time:
Perm	54,874	41,371
Flexible	747,391	620,080

Total Revenue	802,265	661,451

Cost Of Sales	542,276	457,567

Gross Profit	259,989	203,884
GP %	32.4%	30.8%
Flex GP%	27.4%	26.2%

Selling, General & Admin.	212,724	185,488
Deprec. & Amort.	8,283	5,221

Income from Operations	38,982	13,175

Other Expense	1,816	1,701

Earnings Before Taxes	37,166	11,474

Income Tax Expense (Benefit)	14,845	(13,537)

Net Income	$22,321	$25,011

Earnings Per Share - Diluted	$0.55	$0.69
EBITDA Per Share	$1.21	$0.55
Shares Outstanding - Diluted	40,616	36,091

EBITDA	$49,100	$19,730

Selected Cash Flow Information:
Credit Expense	$38	$1,846
Capital Expenditures	$10,692	$6,786

Other Information:
Billing Days	252	254

Kforce Inc.

Consolidated Balance Sheet

(In Thousands, Except Per Share Amounts)

(Unaudited)

	December 31, 2005	December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$37,104	$363
Trade receivables, net of allowance for doubtful accounts	99,354	90,682
Income tax refund receivable	72	606
Deferred tax asset current, net	15,793	17,180
Prepaid expenses and other current assets	3,236	5,162

Total current assets	155,559	113,993

Furniture and equipment , net	10,148	8,579
Deferred tax asset long term, net	4,451	19,016
Other assets, net	20,248	13,416
Acquisition Intangibles	9,336	9,838
Goodwill	125,004	108,353

Total assets	$324,746	$273,195

Liabilities and Stockholders’ Equity

Current Liabilities:

Accounts payable and other accrued liabilities	$19,808	$22,097
Accrued payroll costs	39,332	30,321
Bank overdrafts	146	1,349
Current debt - credit facility	—	34,100
Other current debt	2,885	993
Income taxes payable	263	303

Total current liabilities	62,434	89,163

Long-term debt - credit facility	35,000	—
Long-term debt - other	3,167	1,727
Other long term liabilities	13,443	11,536

Total liabilities	114,044	102,426

Commitments and contingencies

Stockholders’ Equity:
Preferred stock	—	—
Common stock	579	559
Additional paid in capital	278,486	257,315
Accumulated other comprehensive income	—	37
Unearned compensation - restricted stock	(1,094)	(2,759)
Retained earnings	39,694	17,373
Less reaquired shares at cost	(106,963)	(101,756)

Total stockholders’ equity	210,702	170,769

Total liabilities and stockholders’ equity	$324,746	$273,195

Kforce Inc.

Selected Financial Information

(In Thousands, Except Per Share Amounts)

(Unaudited)

EBITDA Reconciliation

	Q4 2005		Q3 2005		Q4 2004
	$	Per share	$	Per share	$	Per share
EBITDA	$14,708	$0.36	$14,202	$0.35	$7,539	$0.19
Depreciation and Amortization	(2,312)	(0.06)	(2,194)	(0.05)	(1,776)	(0.04)
Interest Expense and Other	(978)	(0.02)	(874)	(0.02)	(754)	(0.02)
Tax Benefit (Expense)	(4,558)	(0.11)	(4,421)	(0.11)	12,636	0.32

Net Income	$6,860	$0.17	$6,713	$0.17	$17,645	$0.45

Outstanding Shares - Diluted	41,015		40,447		39,139

	YTD 2005		YTD 2004
	$	Per share	$	Per share
EBITDA	$49,100	$1.21	$19,730	$0.55
Depreciation and Amortization	(8,283)	(0.20)	(5,221)	(0.15)
Interest Expense and Other	(3,651)	(0.09)	(3,035)	(0.08)
Tax Benefit (Expense)	(14,845)	(0.37)	13,537	0.37

Net Income	$22,321	$0.55	$25,011	$0.69

Outstanding Shares - Diluted	40,616		36,091

EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a key measure used by management to evaluate its operations and to provide useful information to investors. EBITDA should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations. EBITDA as presented may not be comparable to similarly titled measures of other companies.